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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 MARCH 16, 2000
                Date of Report (Date of Earliest Event Reported):





                             BILLING CONCEPTS CORP.
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             (Exact name of registrant as specified in its charter)





           DELAWARE                    0-28536                74-2781950
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(State or other jurisdiction of       (Commission          (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)



   7411 JOHN SMITH DRIVE, SUITE 200
          SAN ANTONIO, TEXAS                                    78229
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(Address of principal executive offices)                      (Zip Code)


                                 (210) 949-7000
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              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS.

         On February 21, 2000, Billing Concepts Corp. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Princeton eCom Corporation ("Princeton") pursuant to which the Company agreed to purchase an additional equity investment of $33.5 million in Princeton, increasing its ownership interest to approximately 51% from approximately 24%. Princeton, headquartered in Princeton, New Jersey, is a privately held application service provider of electronic bill presentment and payment services via the Internet and telephone. Under the terms of the Agreement and related documents, the Company agreed to acquire $27 million of Princeton's Series A and Series B Convertible Preferred Stock (together, the "Preferred Stock") and $6.5 million of Princeton's Common Stock ("Common Stock") from a certain individual (the "Selling Stockholder").

         The acquisitions of the Preferred Stock and the Common Stock of Princeton were consummated on March 16, 2000, pursuant to the terms of the Agreement, upon (i) notification from the Federal Trade Commission of the early termination of the waiting period for the Notification and Report Forms filed by the Company and Princeton under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) transfer of 1,000,000 shares of Common Stock of Princeton from the Selling Stockholder and (iii) issuance by Princeton of 3,753,846 shares of its Series A Convertible Preferred Stock and 487,805 shares of its Series B Convertible Preferred Stock. The consideration paid by the Company for the Preferred Stock and the Common Stock was arrived at through negotiations between the Company and Princeton and the Company and the Selling Stockholder, respectively, and was based on a variety of factors, including, but not limited to, earnings and revenue and the nature of the electronic bill presentment and payment industry. The Company was granted registration rights for the shares of Preferred and Common Stock issued in connection with the Agreement.

         On March 22, 2000, the Company issued a press release announcing the execution of a definitive purchase agreement to acquire OSC, a privately-held, Lubbock, Texas based provider of inbound, directory assistance and interactive voice response and customer relationship management services to the telecommunications, car rental and consumer products industries. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description is qualified by reference to such exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibit Index.

         Exhibit 2.1 Stock Purchase Agreement dated February 21, 2000, by and between Billing Concepts Corp. and Princeton eCom Corporation (filed herewith)

         Exhibit 99.1      Press Release dated March 22, 2000 (filed herewith)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BILLING CONCEPTS CORP.
                                        (Registrant)



Date:  March 28, 2000                   By:      /s/ David P. Tusa
                                           -------------------------------------
                                              David P. Tusa
                                              Senior Vice President and
                                              Chief Financial Officer



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